UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

Chelsea TherapEUtics International, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 7, 2014, Chelsea Therapeutics International, Ltd., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with H. Lundbeck A/S, a Danish corporation (“Parent”) and Charlie Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Acquisition Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent will cause Acquisition Sub to commence a tender offer (as it may be amended from time to time, the “Offer”) to purchase any and all of the outstanding shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), for a purchase price consisting of (i) $6.44 per Share in cash, without interest (the “Cash Consideration”), and (ii) one contingent value right of Parent per Share (a “CVR” and, together with the Cash Consideration, the “Merger Consideration”), which represents a contractual right to receive up to $1.50 per CVR upon the achievement of certain sales milestones, in each case subject to any required withholding of taxes.

The obligation of Acquisition Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) Shares have been validly tendered and not validly withdrawn that represent a majority of the Fully Diluted Shares (as defined in the Merger Agreement) as of the expiration of the Offer, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of governmental orders and litigation (A) challenging or seeking to prohibit the Offer or the Merger (as defined below) or (B) that, if successful, would reasonably be expected to result in a prohibition or limitation on Parent’s ownership and use of Northera, (iv) there not having occurred any change, circumstance, event or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement), and (v) other customary conditions. The consummation of the Offer is not subject to any financing condition.

Following the successful completion of the Offer and subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company, with the Company surviving as an indirectly wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without any additional stockholder approvals. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by the Company, Parent, Acquisition Sub, any direct or indirect subsidiary of the Company, Parent or Acquisition Sub or by stockholders of the Company who have validly exercised their statutory rights of appraisal under the DGCL) will be converted into the right to receive the Merger Consideration.

To the extent not exercised prior to the Effective Time, then at the Effective Time, each Company stock option (“Company Option”) shall be deemed to be cancelled, with each former holder of any such cancelled Company Option with an exercise price less than the Cash Consideration becoming entitled to receive, at the Effective Time or as soon as practicable thereafter (i) an amount in cash, without interest, equal to (a) the excess of the Cash Consideration over the exercise price per Share subject to such Company Option multiplied by (b) the total number of Shares subject to such Company Option and (ii) one CVR for each Share subject to such Company Option. The amount payable shall be zero with respect to a Company Option that has an exercise price that is equal to or exceeds the Cash Consideration and such Company Option shall be cancelled and terminated without any payment being made in respect thereof (whether in the form of cash or a CVR).

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed (i) not to solicit or initiate discussions with any third party regarding acquisition proposals and (ii) to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the board of directors of the Company.

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior proposal, the Company will be required to pay a $18,550,000 fee (the “Termination Fee”), less the amount of Parent expenses previously reimbursed by the Company pursuant to the Merger Agreement. A superior proposal is a bona fide written inquiry, offer or proposal pursuant to which a third party would acquire more than 50% of the voting power of the Company on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with its outside financial advisors and outside legal counsel) to be more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account all terms and conditions of the proposal and all relevant circumstances. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to terminate the Merger Agreement would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law, payment of the Termination Fee by the Company and the substantially concurrent execution of a definitive agreement by the Company with such third party. Additionally, upon a termination of the Merger Agreement under certain circumstances, the Company will be required to reimburse Parent for reasonably documented expenses incurred in connection with the transaction in amount up to $2,650,000.

Contingent Value Rights Agreement

Prior to the closing of the Offer, Parent and a rights agent to be selected by Parent and reasonably acceptable to the Company will enter into a Contingent Value Rights Agreement (“CVR Agreement”) governing the terms of the CVRs. Each holder shall be entitled to one CVR for (i) each Share outstanding that Acquisition Sub accepts for payment from such holder pursuant to the Offer, (ii) each outstanding Share owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Merger Consideration pursuant to the Merger Agreement, and (iii) each Share underlying a Company Option with an exercise price less than the Cash Consideration that is then outstanding and unexercised, immediately prior to the Effective Time. The CVRs will not be transferable, will not be certificated or evidenced by any instrument and will not be registered or listed for trading.

Pursuant to the terms and subject to the conditions of the CVR Agreement, the holder of a CVR will have a right to receive contingent cash payments from Parent based upon net sales of Northera during the period commencing on January 1, 2015 through December 31, 2017 (each of the below, a “Milestone Payment”), as follows:

•	Holders of CVRs will be entitled to receive a payment of up to $0.50 per CVR based on the amount, if any, by which worldwide net sales of Northera (excluding Japan, Korea, China and Taiwan) exceed $100,000,000 during the period commencing January 1, 2015 to and including December 31, 2015.

•	Holders of the CVRs will be entitled to receive a payment of up to $0.50 per CVR based on the amount, if any, by which worldwide net sales of Northera (excluding Japan, Korea, China and Taiwan) exceed $200,000,000 during the period commencing January 1, 2016 to and including December 31, 2016.

•	Holders of the CVRs will be entitled to receive a payment for each CVR of up to $0.50 based on the amount, if any, by which worldwide net sales of Northera (excluding Japan, Korea, China and Taiwan) exceed $300,000,000 during the period commencing January 1, 2017 to and including December 31, 2017.

Item 7.01 Regulation FD Disclosure.

On May 8, 2014, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In light of the execution of the Merger Agreement, the Company’s Annual Meeting of Stockholders, which has historically been held during the first two weeks of June, has been postponed until further notice.

Additional Information

The foregoing descriptions of the Merger Agreement and the CVR Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement and the form of CVR Agreement, respectively, which are attached as Exhibits 2.1 and 2.2 to this report, respectively, and incorporated herein by reference.

The Merger Agreement and the CVR Agreement, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each agreement were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement or the CVR Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Acquisition Sub will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the Tender Offer Statement. Copies of the Company’s filings with the SEC may also be obtained free of charge at the “Investors” section of the Company’s website at www.chelseatherapeutics.com.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the timing of the transaction; the percentage of the Company’s stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Acquisition Sub and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 7, 2014, by and among Chelsea Therapeutics International, Ltd., H. Lundbeck A/S and Charlie Acquisition Corp.

2.2	Form of Contingent Value Rights Agreement.

99.1	Joint press release issued by the Company and the Parent, dated May 8, 2014.

* The Company will furnish a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ J. Nick Riehle
J. Nick Riehle
Chief Financial Officer

Dated: May 8, 2014

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 7, 2014, by and among Chelsea Therapeutics International, Ltd., H. Lundbeck A/S and Charlie Acquisition Corp.

2.2	Form of Contingent Value Rights Agreement.

99.1	Joint press release issued by the Company and the Parent, dated May 8, 2014.

* The Company will furnish a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.